EXHIBIT 99.1

For  More  Information  Contact:
--------------------------------
Concurrent Computer Corporation                Concurrent Computer Corporation
Andrea Ariza (Media)                           Beth Alonzo (Analysts/Investors)
(678) 258-4070 or andrea.ariza@mail.ccur.com   (954) 973-5100


                              FOR IMMEDIATE RELEASE


        CONCURRENT COMPUTER CORPORATION ACQUIRES VIDEO SERVER COMPETITOR,
                                VIVID TECHNOLOGY

- INTEGRATION OF CONCURRENT AND VIVID'S TECHNOLOGY GIVES CONCURRENT BROADEST PRODUCT SUITE IN EMERGING VOD MARKETPLACE
-     ACQUISITION  EXPECTED  TO  BE  ACCRETIVE  IN  FIRST  FULL YEAR OF COMBINED
      OPERATION

Atlanta, Georgia, October 28, 1999 -- Concurrent Computer Corporation (NASDAQ:CCUR) announced today the acquisition of rival Video-On-Demand (VOD) provider, Vivid Technology. Concurrent is one of the leading providers of digital video server hardware and software for VOD applications. Vivid Technology, based outside of Philadelphia, provides complete end-to-end VOD and interactive television solutions. The two companies believe that Concurrent's acquisition of Vivid strategically positions Concurrent as the leading video server provider by allowing it to offer customers the broadest VOD product offering including compatibility with both the Scientific-Atlanta and the General Instrument digital platforms. No competitor can currently boast active site installations of both Scientific-Atlanta and General Instrument platforms.

In  the  merger, each share of outstanding Vivid capital stock was exchanged for
2.67831 shares of Concurrent common stock. In aggregate, Concurrent issued a total of 2,233,700 shares to the current stockholders of Vivid and has reserved 376,300 shares for issuance upon the exercise of assumed Vivid stock options.

VOD enables cable operators to offer subscribers an information and Entertainment medium that provides individual freedom, control, choice, flexibility, convenience, and simplicity through the use of a television set. The most exciting benefit of VOD technology is that it brings movies -


                                      more-
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Concurrent/Vivid
October  28,  1999
Page  2

on-demand into the subscribers' homes with full VCR-type control, such as pause, rewind, fastforward, etc. For subscribers, VOD will equate to having the video rental store right in their home -- minus the late fees, selection limitations, and poor video quality. Many have already labeled VOD as the "killer app." Today cable companies have deployed 4 million digital set-top boxes in subscriber homes, with the majority of these boxes provided by General Instrument and Scientific-Atlanta. As the digital revolution continues, by the year 2004 the number of digital set-top boxes deployed is expected to increase seven-fold.

Both Concurrent and Vivid are recognized technical leaders in VOD technology providing VOD and interactive applications to the cable industry. Each company has developed unique advantages that will now be available to their combined customers, providing the combined operations with greater depth to meet a broader range of application needs.

The Vivid and Concurrent video servers use industrial PC server hardware. Both solutions offer a fully integrated system including Video Streaming, Interactive Application Support VOD Set-top Management, and Purchase Tracking with billing system interface. Vivid's VOD System has been integrated with General Instrument's DCT1000 and DCT2000 set-top boxes. Concurrent's VOD system has been integrated with Scientific-Atlanta's Explorer 2000 set-top box and head-end equipment. Concurrent is also working with content providers such as TVN, Viewer's Choice, and Intertainer. Concurrent's BackOffice Software Suite, co-developed with PRASARA Technologies, has been optimized to meet the operational and management requirements of cable operators. Concurrent is also working with several conditional access providers, such as Nagravision and NDS, in addition to the aforementioned set-top box manufacturers. The combined technologies of Concurrent and Vivid coupled with their existing partners provide Concurrent with the broadest product offering in the marketplace.

Fred Allegrezza, Founder and President of Vivid Technology, stated, "As a result of all the consolidation in the cable industry, it makes sense for us to merge our GI digital video server solution with the company that offers the best SA digital video server solution. Concurrent's technology provides the most viable, robust SA-compatible solution; and thus we feel that Concurrent is the right company to leverage the Vivid technology."


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Concurrent/Vivid
October  28,  1999
Page  3

Robert Clasen, former President of Comcast Cable and Chairman of the Board of Vivid Technology added, "Based on my experience in the CATV industry and my early involvement with Vivid, I am a firm believer that VOD is the most exciting application yet for digital customers. Combining the Vivid and Concurrent technologies gives Concurrent a tremendous advantage over other VOD vendors. With this deal, we expect to win the Time-to-Market race."

E. Courtney Siegel, Chairman, President and Chief Executive Officer of Concurrent Computer Corporation commented, "With Vivid's lead in the GI marketplace, this acquisition made perfect sense. For Concurrent, this deal will broaden our product suite and customer base and be accretive almost immediately."

Vivid  Technology (http://www.vividtech.com) will be integrated into the Xstreme
                   ------------------------
Division of Concurrent Computer Corporation, headed by Steve Nussrallah, President of Concurrent's Xstreme Division. Fred Allegrezza, President of Vivid Technology, will continue on with Concurrent reporting directly to Nussrallah. The Vivid facilities in Chalfont, Pennsylvania will become a new Concurrent office.

Steve Nussrallah, President Xstreme Division, added, "I am pleased to welcome Vivid to the Concurrent team. This deal will enable Concurrent to offer a VOD solution to every cable operator - no matter what its platform requirements are." He added, "Vivid brings other assets to the deal such as its integrated QAM technology, its network management, its Pennsylvania facility, and the talent that resides there."

The Principals of Vivid have over twenty years experience in communications technologies, including interactive digital cable networks. Their extensive backgrounds include Product Management, System Design, Software and Hardware Design, Product Development, System Integration, and System Deployment.

ABOUT  CONCURRENT
Concurrent Computer Corporation (http://www.ccur.com), headquartered in Atlanta,
                                 -------------------
Georgia,  is
a leading provider of high-performance computer systems, software, and servers. Concurrent Computer Corporation's Xstreme Division is a leading supplier in the emerging digital video


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
Concurrent/Vivid
October  28,  1999
Page  4

server marketplace. This market includes the broadband/cable, corporate training, education, hospitality, and in-flight entertainment industries. Operating in 32 countries worldwide, Concurrent provides sales and support from offices throughout North America, South America, Europe, Asia, and Australia.

Certain matters discussed in this news release may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Concurrent Computer Corporation cautions investors that any forward-looking statements made herein are not guarantees of future performance and that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that could affect Concurrent Computer Corporation's performance or results include, without limitation, changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to the ability of Concurrent Computer Corporation and other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials, and inventories; technological developments; delays in testing of new products; rapid technology changes; the highly competitive environment in which Concurrent Computer Corporation operates; the entry of new well-capitalized competitors into Concurrent Computer Corporation's markets; and other risks and uncertainties.

                                      # # #

Note to Editors: For additional company or product information from Concurrent Computer Corporation, please contact Concurrent Computer Corporation, 4375 RiverGreen Parkway, Duluth, Georgia 30096. Call toll free in the U.S. and Canada at (877) 978-7363 or (678) 258-4000, or fax (678) 258-4300. Readers can also access  information  through  the  company's  web  site  at http://www.ccur.com.
                                                            -------------------


Concurrent Computer Corporation is a registered trademark and MediaHawk is a trademark of Concurrent Computer Corporation. All other products are trademarks or registered trademarks of their respective owners.


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